UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2026

Azora Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

16501 Ventura Blvd, Suite 400

Encino, CA 91436

(Address of principal executive offices and zip code)

(818) 253-9118

(Registrant’s telephone number including area code)

Adial Pharmaceuticals, Inc.

4870 Sadler Road, Suite 300

Glen Allen, VA 23060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AZR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On November 3, 2026, each of Aida Habtezion, M.D., Paul Hastings and Thomas Soloway were appointed to the Board of Directors (the “Board”) of Azora Therapeutics, Inc. (formerly known as Adial Pharmaceuticals, Inc.) (the “Company”). Dr. Habtezion was appointed to the Board as a Class I director, with a term expiring at the Company’s 2028 Annual Meeting of Stockholders, and Mr. Hastings and Mr. Soloway were appointed to the Board as Class II directors, each with a term expiring at the Company’s 2029 Annual Meeting of Stockholders (Dr. Habtezion, Mr. Hastings and Mr. Soloway, collectively, the “New Directors”). The Board has determined that each of the New Directors is independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).

Aida Habtezion, M.D. is a physician-scientist in gastroenterology and immunology who served as Chief Medical Officer and Head of Worldwide Medical & Safety at Pfizer. She is an Adjunct Professor of Medicine and previously a tenured Professor of Medicine at Stanford University School of Medicine, where she directed a translational research laboratory studying intestinal inflammatory disease, including the role of the aryl hydrocarbon receptor in intestinal immunity.

Paul J. Hastings is Chief Executive Officer of Nkarta. Living with Crohn’s disease himself, he is passionate about advancing care in the inflammatory bowel disease community. He has led numerous biopharmaceutical companies as Chief Executive Officer, including OncoMed Pharmaceuticals, QLT, and Axys Pharmaceuticals. He currently serves on the boards of Specific Biologics and enGene Holdings, and was formerly the Chair of the Biotechnology Innovation Organization. Previously, he served on several other biotech boards, including Pacira BioSciences (Chair), Proteolix (Chair; acquired by Onyx Pharmaceuticals), ViaCyte (Chair; acquired by Vertex Pharmaceuticals), Relypsa (acquired by Galenica), and ViaCell (acquired by PerkinElmer).

Thomas Soloway is the Chief Executive Officer of T-knife Therapeutics. He previously served in successive roles as Chief Financial Officer and Chief Operating Officer of Audentes Therapeutics through its IPO and acquisition by Astellas Pharma. He has also served as Senior Vice President and Chief Financial Officer of Ascendis Pharma, as well as served on the boards of Satsuma Pharmaceuticals and Third Harmonic Bio.

In connection with the appointment of the New Directors, the Board reconstituted its standing committees as follows: (i) Mr. Soloway was appointed as chair of the audit committee, and Wendy Young, Ph.D. and Mr. Hastings were appointed as members of the audit committee; (ii) Dr. Young was appointed as chair of the compensation committee, and Mr. Soloway and Dr. Habtezion were appointed as members of the compensation committee; and (iii) Mr. Hastings was appointed as chair of the nominating and corporate governance committee, and Dr. Habtezion was appointed as a member of the nominating and corporate governance committee. The Board has determined that each member of the audit committee meets the heightened independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq listing standards.

There are no arrangements or understandings between any New Director and any other person pursuant to which such New Director was appointed as a director, and no New Director has a family relationship with any director or executive officer of the Company. None of the New Directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

In connection with their appointments, each of the New Directors entered into the Company’s standard form of indemnification agreement for its executive officers and directors, a copy of which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026.

Compensation Arrangements

As of the date of this Current Report on Form 8-K, the Company has not finalized the compensation arrangements for its non-employee directors, including the newly appointed directors, and no equity awards have been granted to the newly appointed directors in connection with their appointments. The Company expects to establish a non-employee director compensation program, which may include cash and equity compensation, subject to approval by the Board of Directors or a committee thereof. The Company will disclose the material terms of any such arrangements to the extent required by applicable SEC rules.

Resignation of Directors

Effective as of November 3, 2026, J. Kermit Anderson, Cary J. Claiborne, Robertson H. Gilliland and Kevin Schuyler resigned from the Board of the Company, including from all committees of the Board on which they served. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. In connection with the resignations, the Board appointed Matthew Davidson, as the chair of the Board and reduced the size of the Board to five (5) members.

Item 8.01 Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2026, at the Company’s reconvened 2026 Annual Meeting of Stockholders held on October 28, 2026, the Company’s stockholders approved, for purposes of Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of shares of Common Stock upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), which was issued to the former stockholders of Azora Therapeutics, Inc. in connection with the Company’s acquisition of that company on June 11, 2026. Effective as of 5:00 p.m. Eastern time on November 2, 2026, 9,924.260 shares of Series A Preferred Stock automatically converted into an aggregate of 9,924,260 shares of Common Stock in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”). As a result of the beneficial ownership limitations set forth in the Certificate of Designation, 3,006.341 shares of Series A Preferred Stock remain outstanding and may be converted by the holders thereof, subject to such limitations, in accordance with the Certificate of Designation.

Following the conversion, as of November 4, 2026, the Company has 14,243,129 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Ex. No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2026	AZORA THERAPEUTICS, INC.

	By:	/s/ Matthew G. Davidson
	Name:	Matthew G. Davidson,
	Title:	President and Chief Executive Officer

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